U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported) April 24, 2009

SL Green Realty Corp.

 (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-13199 (Commission File Number)	13-3956775 (I.R.S. Employer Identification Number)
420 Lexington Avenue New York, New York (Address of principal executive offices)	10170 (Zip Code)

Registrant's telephone number, including area code:         (212) 594-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.02    Termination of a Material Definitive Agreement.

On April 24, 2009 , a Securities Transfer Agreement (the “Securities Transfer Agreement”) was entered into by SL Green Operating Partnership, L.P. (the “Operating Partnership”), a majority-owned subsidiary of SL Green Realty Corp. (the “Company”), GKK Manager Member Corp. (“Manager Corp”), a wholly-owned subsidiary of the Operating Partnership, and, with respect to certain sections thereof, the Company, with Gramercy Capital Corp. (“Gramercy”) and GKK Capital LP (“GKK LP”).  Under the terms of the Securities Transfer Agreement, (i) the Operating Partnership and Manager Corp transferred to GKK LP 100% of the issued and outstanding membership interests in GKK Manager LLC (the “Manager”) and  (ii) the Operating Partnership transferred to GKK LP all of the Class B Units of GKK LP (“Class B Units”) owned by the Operating Partnership.  Prior to this transaction, Gramercy was externally managed and advised by the Manager pursuant to the Second Amended and Restated Management Agreement, dated October 27, 2008 (the “Second Amended Management Agreement”), by and among the Manager, Gramercy and GKK LP.  As a result of the transfers provided for in the Securities Transfer Agreement, neither the Company nor any of its controlled affiliates are parties to the Second Amended Management Agreement.

The terms and conditions of the Securities Transfer Agreement also provide that the Amended and Restated Origination Agreement, dated April 19, 2006 (the “Origination Agreement”), by and between Gramercy and the Operating Partnership, and the Services Agreement, dated October 27, 2008 (the “Services Agreement”), by and among the Company, the Operating Partnership, Gramercy and GKK LP were each terminated as of the date of the Securities Transfer Agreement.  The foregoing description of the Securities Transfer Agreement is qualified in its entirety by reference to the text of the Securities Transfer Agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01    Other Events.

On April 24, 2009, concurrent with the execution of the Securities Transfer Agreement, the Company and the Operating Partnership entered into a Special Rights Agreement (the “Special Rights Agreement”) with Gramercy.  Under the terms of the Special Rights Agreement, for so long as the Company and its affiliates continue to own at least 7.5% of the outstanding shares of Gramercy’s common stock, Gramercy has obligations substantially similar to those that were previously in the Origination Agreement with respect to matters involving (i) the REIT status of Gramercy, (ii) the Protective TRS election by Gramercy and (iii) Gramercy’s obligation to obtain certain legal opinions.  In addition, the Company agreed to provide to Gramercy certain services related to information systems for a period of 90 days, which services were previously provided under the Services Agreement.

Item 9.01    Financial Statements and Exhibits.

(d)                 Exhibits

Exhibit	Description
99.1
Securities Transfer Agreement, dated as of April 24, 2009, by and among Gramercy Capital Corp., GKK Capital LP, SL Green Operating Partnership, L.P., GKK Manager Member Corp. and, with respect to certain sections, SL Green Realty Corp.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

        Dated: April 30, 2009

SL GREEN REALTY CORP.
By: /s/ Gregory F. Hughes Name: Gregory F. Hughes Title: Chief Financial Officer

 Index of Exhibits

Exhibit No.	Description
99.1
Securities Transfer Agreement, dated as of April 24, 2009, by and among Gramercy Capital Corp., GKK Capital LP, SL Green Operating Partnership, L.P., GKK Manager Member Corp. and, with respect to certain sections, SL Green Realty Corp.